EXHIBIT 99.2


    PRELIMINARY COPY - For the Information of the Securities
                  and Exchange Commission Only.

                   UPPER VALLEY BANCORP, INC.

                Special Meeting of Shareholders -
             May __, 1998 at __:00 _.m., Local Time
   This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned shareholder of Upper Valley Bancorp, Inc. ("Upper Valley") hereby appoints [______________________________
and _______________________________] the proxies of the
undersigned (each with power of substitution and with all powers the undersigned would possess if personally present] to vote at the Special Meeting of Shareholders of Upper Valley to be held on ______________________________, 1998, at and at any adjournment or postponement thereof (the "Meeting"), all the shares of Common Stock of Upper Valley which the undersigned would be entitled to vote on the following proposals more fully described in the Joint Proxy Statement/Prospectus dated _____________________, 1998 for the Meeting in the manner specified and in the discretion of the named proxies on the other business that may properly come before the Meeting.

                       __________________

     Please indicate on the reverse side of this card how your stock is to be voted. Unless you specifically direct otherwise, the shares represented by this proxy will be voted "FOR" the following proposals.

                    (continued and to be signed on reverse side)

The DIRECTORS recommend a vote "FOR"

     Approval and adoption of the Agreement and Plan of Merger, dated October 15, 1997 (the "Merger Agreement"), relating to the merger of Upper Valley with and into The First Jermyn
     Corp.

     FOR            AGAINST             ABSTAIN

     [   ]           [   ]               [   ]

     Approval of the proposal to adjourn the Meeting, if necessary, in the event there are not sufficient votes at the time of the Meeting to approve the Merger Agreement.

     FOR            AGAINST             ABSTAIN

     [   ]           [   ]               [   ]

                              NOTE:  Your signature should appear
                              as your name appears hereon.  When
                              shares are held by joint tenants,
                              both should sign.  When signing as
                              attorney, executor, administrator,
                              trustee or guardian, please give
                              full title as such.  If a
                              corporation, please sign in full
                              corporate name by the President or
                              other authorized officer.  If a
                              partnership, please sign in
                              partnership name by authorized
                              person.

                              Please sign, date and return the
                              proxy card promptly using the
                              enclosed envelope.

                              Dated:______________________, 1998

                              ___________________________________
                                        (Signature)

                              ___________________________________
                                   (Signature if held jointly)